CLOSING PAYMENT ESCROW AGREEMENT

CLOSING PAYMENT ESCROW AGREEMENT, dated as of April 10th, 2013 (“Agreement”) by and among Selway Capital Acquisition Corporation, a Delaware corporation (“Selway”), Healthcare Corporation of America, a New Jersey corporation (the “Company”), Gary Sekulski as representative of the common stockholders of the Company (the “Stockholders’ Representative”), Edmundo Gonzalez as representative of Selway (“Buyer’s Representative”), and American Stock Transfer & Trust Company, LLC, as escrow agent (the “Escrow Agent”).

WHEREAS, Selway and the Company are parties to that certain Agreement and Plan of Merger, dated January 25, 2013 (the “Merger Agreement”) by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation (“Merger Sub”), the Company, Prescription Corporation of America, a New Jersey Corporation, the Stockholders’ Representative, and Buyer’s Representative, pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation following such merger and, as such, a wholly-owned subsidiary of Selway; and

WHEREAS, in accordance with the terms of the Merger Agreement, Selway, the Company, and the Stockholders’ Representative have agreed to deposit 10% of the Closing Payment (as defined in the Merger Agreement) paid by Selway to the common stockholders of the Company (the “Stockholders”) in connection with the transactions contemplated by the Merger Agreement, consisting of (i) promissory notes with an aggregate principal amount of $750,000 as set forth on Exhibit A hereto (the “Escrow Notes”) and (ii) 520,000 shares of common stock of Selway (the “Escrow Shares” and, together with the Escrow Notes, the “Escrow Securities”) in the form of certificates in the names of the Stockholders and in the amounts as set forth on Exhibit A hereto, into escrow to be released following the twelve month period starting as of the date hereof (the “Escrow Period”); and

WHEREAS, the Company, Selway, and the Stockholders’ Representative desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1. Appointment of Escrow Agent. The Company, Selway, Buyer’s Representative and the Stockholders’ Representative hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities.

2.1 The Escrow Fund. In connection with the execution hereof, Selway shall deliver to the Escrow Agent notes representing the Escrow Notes and certificates representing the Escrow Shares, which together shall constitute the escrow fund (the “Escrow Fund”) to be held and disbursed subject to the terms and conditions of this Agreement. During the Escrow Period and for as long as any Escrow Securities remain in the Escrow Fund, Selway will deliver any dividends, interest payments, or distributions of any kind made in respect of the Escrow Securities promptly to the Escrow Agent, together with instructions indicating how any such amounts shall be allocated among the Stockholders, and the Escrow Agent will add any such amounts to the Escrow Fund.

2.2 Voting. The Stockholders shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of Buyer, with each Stockholder being entitled to direct the voting of the Escrow Shares allocated to such Stockholder.

2.3 Transferability. During the Escrow Period, no Escrow Securities or any beneficial interest therein may be pledged, sold, assigned, or transferred, including by operation of law, by any Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Stockholder, prior to delivery to such Stockholder of his, her, or its pro rata portion of the Escrow Fund by the Escrow Agent as provided herein, except (i) by gift to a member of the immediate family of the Stockholder or, if the Stockholder is an entity, the Stockholder’s officers or directors, or to a trust or other entity, the beneficiary of which is such Stockholder or, if the Stockholder is an entity, one of its officers, directors (or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any Stockholder, or (iii) pursuant to a qualified domestic relations order (such transferees, the “Permitted Transferees”); provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

3. Indemnification by Stockholders. The Stockholders have agreed in Article XI of the Merger Agreement to indemnify and hold harmless Selway from and against Adverse Consequences (as defined in Section 11.2 of the Merger Agreement) up to the amount of the Escrow Fund. The Escrow Fund shall be security for such indemnity obligations of the Stockholders, subject to the limitations, and in the manner provided, in this Escrow Agreement and the Merger Agreement.

4. Disbursement of the Escrow Securities.

4.1 Disbursement Upon Claim of Adverse Consequences.

(a) The Escrow Agent shall hold the Escrow Securities until the earlier of the expiration of the Escrow Period or the receipt of a written notice executed by the Chief Executive Officer or Chief Financial Officer of Selway (an “Indemnification Notice”) to the Stockholders’ Representative and to the Escrow Agent. Such Indemnification Notice shall contain the amount of Adverse Consequences for which Selway is seeking indemnification and shall set forth the reasons therefore in reasonable detail. Upon receipt of an Indemnification Notice, the Escrow Agent shall retain in the Escrow Fund such number or amount of Escrow Securities (at an assumed value of $10.00 per Escrow Share and at the face value per Escrow Note, but pro rata based on the relative aggregate values of the Escrow Securities) until the resolution of such claim. The Escrow Agent shall, upon receipt of a Representatives’ Certificate (as defined below), disburse the Escrow Securities in accordance with Section 4.1(b) below.

(b) Unless the Stockholders’ Representative shall notify Selway and the Escrow Agent in writing within thirty (30) days after receipt of an Indemnification Notice that the Stockholders’ Representative objects to any claim for indemnification set forth therein, which notice shall include a reasonable explanation of the basis of such objection, then such indemnification claim shall be deemed to be accepted by the Stockholders’ Representative, and the parties shall issue to the Escrow Agent a certificate (a “Representatives’ Certificate”) executed by the Buyer’s Representative and the Stockholders’ Representative indicating what number or amount of Escrow Securities are to be released to Selway for cancellation. If the Stockholders’ Representative shall timely notify Selway and the Escrow Agent in writing that it objects to any claim for indemnification made in such an Indemnification Notice, Selway shall have fifteen (15) days from receipt of such notice to respond with a written statement to such objection. If after thirty (30) days following receipt of Selway’s written statement, there remains a dispute as to any indemnification claims set forth in the Indemnification Notice, the Stockholders’ Representative and Buyer’s Representative shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders’ Representative and Buyer’s Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Based upon the memorandum, the parties shall issue to the Escrow Agent a Representatives’ Certificate indicating what number or amount of Escrow Securities are to be released to Selway for cancellation. The Escrow Agent shall be entitled to rely on any Representatives’ Certificate and disburse Escrow Securities from the Escrow Fund in accordance with the terms thereof.

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(c) If the Stockholders’ Representative and the Buyer’s Representative cannot resolve a dispute during the sixty-day period (or such longer period as the parties may agree to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Article XII of the Merger Agreement.

4.2 Disbursement Following Escrow Period. Subject to Section 4.1, within five (5) business days following the later of expiration of the Escrow Period or the final determination with respect to any claim of Adverse Consequences (the “Release Date”), the Escrow Agent, after releasing the amounts of Escrow Securities, if any, pursuant to Section 4.1 to Selway for cancellation, will release the Escrow Securities remaining in the Escrow Fund to the Stockholders.

4.3 Selway Covenants. Selway hereby covenants and agrees to (i) cause its officers to act in good faith regarding the release of the Escrow Securities pursuant to Sections 4.1 and 4.2, and (ii) to promptly release the Escrow Securities after the end of the Escrow Period or the delivery of a Representatives’ Certificate to the Escrow Agent pursuant to Section 4.1.

4.4 Fractional Shares. No fractional shares shall be released and delivered from the Escrow Fund to the Stockholders and all fractional shares shall be rounded to the nearest whole share.

4.5 Duties. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 4.

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5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by Selway from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Selway for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from Selway for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, Selway, the Company, Buyer’s Representative and the Stockholders’ Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Selway and approved by the Stockholders’ Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Selway and approved by the Stockholders’ Representative; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction (other than sections 5-1401 and 5-1402 of the New York General Obligations law, which shall apply to this Agreement). Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Amendment. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto.

6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

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If to the Company or the Stockholders’ Representative, to:

Healthcare Corporation of America
66 Ford Road - Suite 230
Denville, NJ 07834
Attention: Chief Executive Officer
Telecopy: (973) 983-6304

if to Selway or the Buyer’s Representative, to:

Selway Capital Acquisition Corporation
900 Third Avenue, 19th Fl.
New York, NY 10022
Attention: Chief Executive Officer
Telecopy: (212) 308-6623

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attn: Compliance Department

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

Fax: (212) 504-3013

and:

Zysman Aharoni Gayer and

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109
Attn: Edwin L. Miller Jr.
Fax : (617) 338-2880

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

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WITNESS the execution of this Agreement as of the date first above written.

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Edmundo Gonzalez
Name:	Edmundo Gonzalez
Title:	Chief Financial Officer

[Signature pages to Closing Payment Escrow Agreement]

HEALTHCARE CORPORATION OF AMERICA

By:	/s/ Gary Sekulski
Name:	Gary Sekulski
Title:	Chief Executive Officer

[Signature pages to Closing Payment Escrow Agreement]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as escrow agent

By:	/s/ Michael Nespoli
Name:	Michael A. Nespoli
Title:	Senior Vice President

[Signature pages to Closing Payment Escrow Agreement]

Stockholders’ Representative:

/s/ Gary Sekulski
Gary Sekulski

[Signature pages to Closing Payment Escrow Agreement]

Buyer’s Representative:

/s/ Edmundo Gonzalez
Edmundo Gonzalez

[Signature pages to Closing Payment Escrow Agreement]